SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

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                                FORM 8-K


          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 18, 1998


                     GREEN MOUNTAIN POWER CORPORATION
       (Exact Name of Registrant as Specified in its Charter)


     VERMONT                                       03-0127430
(State or Other Jurisdiction of     (I.R.S. Employer Identification Number)
    Incorporation)


                                  1-8291
                          Commission File Number


    25 Green Mountain Drive,
    South Burlington, Vermont                            05403
  (Address of Principal Executive Offices)            (Zip Code)





                              (802) 864-5731
                    (Registrant's telephone number,
                           including area code)






Item 5.       Other events.

Vermont Electric Utility Restructuring Working Group Report

      The Working Group on Vermont's Electricity Future (Working Group), appointed by Governor Howard B. Dean to examine the structure of the utility industry in Vermont, issued its report on December 18, 1998.
      The fundamental conclusions of the report are:
1.	Bankruptcy is not a solution to Vermont restructuring efforts and is not an appropriate means to resolve the above-market
costs associated with Vermont's power supply portfolio.
2.	Financing mechanisms, including asset securitization, that
have been implemented in other states that have restructured their electric industries should be made available in Vermont.
Such mechanisms would provide an up-front lump-sum payment to suppliers of power to Vermont utilities in exchange for
terminating or substantially reducing the pricing in their
contracts.  Such financing mechanisms could be authorized by the legislature or regulators.
3.	The utilities in Vermont should exit the power generation and supply business as part of the restructuring of the electric industry in Vermont.  The Working Group believes that Vermont should move rapidly into a restructured competitive
environment.
4.	As a component of a restructuring plan, serious consideration should be given to consolidation of the 22 utilities in Vermont, beginning with the amalgamation of Citizens
Utilities' Vermont operations with Green Mountain Power (GMP) and Central Vermont Public Service Corporation.

      There is substantial work ahead to develop a comprehensive plan for restructuring that will be acceptable to the numerous parties who have an interest in the final outcome. The idea of consolidation of Vermont's utilities needs further exploration and GMP will participate in the process. Consistent with GMP's charter , we will consider the benefits of any merger or consolidation for our shareholders as well as the social, legal and economic effects upon our employees, suppliers, customers and others in similar relationships with GMP, and upon the communities in which we do business.


Sale of GMP's Interest in Green Mountain Energy Resources L.L.C.

      Through its subsidiary Green Mountain Resources, Inc. (GMRI), GMP has agreed with Green Mountain Energy Resources L.L.C. (GMER) and Green Funding I, L.L.C. (GFI) to terminate an agreement among the parties dated as of August 6, 1997, and to replace it with a new agreement.
GMER is a company that has created retail brands of electricity that are sold to consumers who care about the environment in competitive markets. The new agreement, among other things, provides for the sale of GMRI's interest in GMER in return for payment of $1 million in the first quarter of 1999. The funds will be used for GMP's general operating expenses.
     Under the terms of the original agreement through which GMRI acquired its interest in GMER, GMRI's ownership percentage of GMER would be diluted if GFI and/or third parties proposed to contribute additional capital to GMER, and GMRI did not make pro rata additional capital contributions at such time. During the previous twelve months, GFI made substantial investments in GMER and it is anticipated that GFI or other parties will make additional, substantial investments in 1999. GMRI has not provided additional capital contributions, which reduced its ownership percentage in GMER. In view of the likely need for future investment in GMER's business, GMP considered it to be in the best interest of our shareholders to sell GMRI's interest in GMER in exchange for the $1 million payment and other benefits described below.
     The new agreement provides GMP substantial relief from a "non-compete clause" in the August 6, 1997 agreement that would have restricted GMP's activities in the retail energy business for seven years. It also provides clarification regarding the use of "Green" and "Mountain" in any name used in conjunction with business activities carried on by GMP or its affiliates in the future.

Item 7.  Financial Statements, ProForma Financial Information and
         Exhibits


(a) and (b)    --Not applicable

(c)  Exhibits
     None




                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   GREEN MOUNTAIN POWER CORPORATION
                                              Registrant



                                   By _/s/ Nancy R. Brock
                                      Nancy R. Brock
                                      VICE PRESIDENT, CHIEF FINANCIAL
                                      OFFICER AND TREASURER



                                   BY /s/ Robert J. Griffin
                                      Robert J. Griffin
                                      CONTROLLER


DATED: January 8, 1999